EXHIBIT 8(c)(ii)

                     STATE STREET/BANKERS TRUST SUBCUSTODIAL

                                   ARRANGEMENT
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                             SUBCUSTODIAN AGREEMENT

      The undersigned custodian (the "Custodian") for each of the investment companies (each such investment company is herein referred to as the "Fund") identified in EXHIBIT #2 of the OPERATING PROCEDURES attached hereto as APPENDIX I and, as amended from time to time, made a part hereof, hereby appoints on the following terms and conditions Bankers Trust Company as subcustodian (the "Subcustodian") for it and the Subcustodian hereby accepts such appointment on the following terms and conditions as of the date set forth below.

      1. Qualification. The Custodian and the Subcustodian each represents to the other and to the Fund that it is qualified to act as a custodian for a registered investment company under the Investment Company Act of 1940, as amended (the "1940 Act").

      2. Subcustody. The Subcustodian agrees to maintain a separate account and to hold segregated at all times from the Subcustodian's securities and from all other customers' securities held by the Subcustodian, all the Fund's securities and evidence of rights thereto ("Fund Securities") deposited, from time to time by the Custodian's authorized representative with the Subcustodian. The Subcustodian will accept, hold or dispose of and take other actions with respect to Fund Securities in accordance with the instructions of the Custodian given in the manner set forth in Section 4 and will take certain other actions as specified in Section 3. The Subcustodian may take steps to register and continue to hold Fund Securities in the name of the Subcustodian's nominee and shall take such other steps as the Subcustodian believes necessary or appropriate to carry out efficiently the terms of this Agreement. To the extent that ownership of Fund Securities may be recorded by a book entry system maintained by any transfer agent or registrar for such Fund Securities or as Depositor, Trust Company, the Subcustodian may hold Fund Securities as a book entry reflecting the ownership of such Fund Securities by its nominee and need not possess certificates or any other evidence of ownership of Fund Securities. The Subcustodian shall identify on its records Fund Securities which are held in a book entry system.

      3. Subcustodian's Acts Without Instructions. Except as otherwise instructed pursuant to Section 4, the Subcustodian will (i) present all Fund Securities requiring presentation for any payment thereon, (ii) distribute to the Custodian cash received thereon, (iii) collect and distribute to the Custodian interest and any dividends and distributions on Fund Securities, (iv) at the request of the Custodian, or on its [illegible]
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execute any necessary declarations or certificates of ownership (provided by the
Custodian or on its behalf) under any tax law now or hereafter in effect, (v) forward to the Custodian, or notify it by telephone of, confirmations, notices, proxies or proxy soliciting materials relating to the Fund Securities received by it as registered holder (and the Custodian agrees to forward same to the Fund), (vi) report to the Custodian any missed payment or other default upon any Fund Securities known to it as Subcustodian and (vii) make no free, delivery of Fund Securities to anyone other than the Custodian. Promptly after the Subcustodian is furnished with any report of its independent public accountants on an examination of its internal accounting controls and procedures for safeguarding securities held in its custody as subcustodian under this Agreement or under similar agreements, the Subcustodian will furnish a copy thereof to the Custodian.

      4. Instructions, Other Communications. Any officer of the Custodian designated from time to time by letter to the Subcustodian, signed by the President or any Vice President and any Assistant Vice President, Assistant Secretary or Assistant Treasurer of the Custodian, as an officer of the Custodian authorized to give instructions to the Subcustodian with respect to Fund Securities (the "Authorized Officer"), shall be authorized to instruct the Subcustodian as to the acceptances, holding, presentation, disposition or any other action with respect to Fund Securities from time to time by telephone, or in writing signed by such Authorized Officer and delivered by tested telex, tested computer printout or such other reasonable method as the Custodian and Subcustodian shall agree is designed to prevent unauthorized officer's instructions; provided, however, the Subcustodian is authorized to accept and act upon orders from the Custodian, whether orally, by telephone or otherwise, which the Subcustodian reasonably believes to be given by an authorized person. The Subcustodian will promptly transmit to the Custodian all receipts and transaction confirmations in respect of Fund Securities as to which the Subcustodian has received any instructions. The Authorized Officers shall be as set forth on EXHIBIT #1 of the OPERATING PROCEDURES. The Subcustodian will furnish a weekly statement relating to the account which shall reflect Fund Securities held in the account at the date of such statement.

      5. Liabilities. (i) The Subcustodian shall not be liable for any action taken or omitted to be taken in carrying out the terms and provision of this Agreement if done without willful malfeasance, bad faith, negligence or reckless disregard of its obligations and duties under this Agreement. Except as otherwise set forth herein, the Subcustodian shall have no responsibility for ascertaining or acting upon any calls, conversions, exchange offers, tenders, interest rate changes or similar matters relating to the Fund
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Securities (except at the instructions of the Custodian), nor for informing the
Custodian with respect thereto, whether or not the Subcustodian has, or is deemed to have, knowledge of the aforesaid. The Subcustodian is under no duty to supervise or to provide investment counseling or advice to the Custodian or the Fund relative to the purchase, sale, retention or other disposition of any Fund Securities held hereunder. The Subcustodian shall for the benefit of the Custodian and the Fund use the same care with respect to receiving, safekeeping, handling and delivery of Fund Securities as it uses in respect of its own securities.

      (ii) The Subcustodian will indemnify, defend and save harmless the Custodian and the Fund from and against all loss, liability, claims and demands incurred by the Custodian or the Fund arising out of or in connection with the Subcustodian's willful malfeasance, bad faith, negligence or reckless disregard of its obligations and duties under this Agreement.

      (iii) The Subcustodian agrees to be responsible for and indemnify the Subcustodian and any nominee in whose name the Fund Securities are registered, from and against all loss, liability, claims and demands incurred by the Subcustodian and the nominee in connection with performance of any activity pursuant to this Agreement, done in good faith and without negligence, including any expenses, taxes or other charges which the Subcustodian is required to pay in connection therewith.

      6. Each party may terminate this Agreement at any time by not less than ten (10) business days' prior written notice. In the event that such notice is given, the Subcustodian shall make delivery of the Fund Securities held in the Subcustodian account to the Custodian or to any third party within the Borough of Manhattan, specified by the Custodian in writing within ten (10) days of receipt of the termination notice, at the Custodian's expense.

      7. All communications required or permitted to be given under this Agreement, unless otherwise agreed by the parties, shall be addressed as follows:

      (i) to the Subcustodian:

      Bankers Trust Company
      1 Bankers Trust Plaza
      22nd Floor
      New York, NY  10015
      Attention:  Barbara Walter
                  EMD Safekeeping Unit
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      (ii)  to the Custodian:

      State Street Bank and Trust Company
      1776 Heritage Drive
      Quincy, Massachusetts 02171
      Attn.:  Mutual Funds Service Administration

      3. Miscellaneous: This Agreement (i) shall be governed by and construed in accordance with the laws of the State of New York, (ii) may be executed in counterparts each of which shall be deemed an original but all of which shall constitute the same instrument, and (iii) may be amended by the parties hereto in writing.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth below.

Dated:  August 21, 1986

                              STATE STREET BANK & TRUST COMPANY

                              As Custodian


                              By: /s/ [Illegible]
                                  -----------------------------
                                  Title: Vice President

                              BANKERS TRUST COMPANY
                              As Subcustodian


                              By: /s/ [Illegible]
                                  -----------------------------
                              Title:  Senior V P
                                      -------------------------
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                                   APPENDIX I
                   State Street/Bankers Trust Subcustodial Arrangement
                        for "TENR" Immobilization Program

                              OPERATING PROCEDURES

Subject to the SUBCUSTODIAN AGREEMENT dated August 21, 1986 as executed between State Street Bank and Trust Company as Custodian and Bankers Trust Company as Subcustodian for the approved Funds, the following Operating Procedures shall apply to the custody of "TENR" securities purchased by or on behalf of the
Funds:

I. Authorizations

EXHIBIT #1 attached hereto. and as amended from time to time, is a listing of the State Street Bank and Trust Company [SSB] personnel authorized to provide instructions to Bankers Trust Company as Subcustodian (BTCoS] under the terms of the SUBCUSTODIAN AGREEMENT. BTCoS representatives by function are:

      Purchase/Sale - Instructions & Settlement Confirmation
            John Couturier    (212) 618 - 3671
            Nelson Velasquez  (212) 618 - 3667
            Gary Reed         (212) 618 - 3687
            Catherine Kroebel (212) 618 - 3649(BACKUP ONLY)

      Interest Payment, Position, Historical Transaction Inquiries
            Victoria Arroyo   (212) 250 - 7885

      Subcustodial Responsibilities
            Barbara Walter    (212) 250 - 7866

II.   Standing Instructions

SSB will provide BTCoS with standing instructions for interest/redemption proceeds in Federal Funds and for telecopier numbers for transaction clearance confirmation. These instructions are incorporated hereto.

III. Purchases

When a Fund enters into a transaction with Bankers Trust Company Municipal Dealer Department (Dealer) to purchase a "TENR" position, the Fund will notify a SSB Administrator. The SSB Administrator will provide trade authorization information (using the trade instruction/confirmation form attached) to BTCoS via telecopier by 1:00 p.m. if SSB has received instructions by 12:00 noon. BTCoS telecopier numbers are:

      Rapicom 5000      (212) 619 - 3826  Primary Unit
      Rapicom 5000      (212) 619 - 3823  Back Up Unit Only

SSB will notify BTCoS of transmissions via telephone and BTCoS will acknowledge receipt of instructions via telephone. BTCoS will follow the Verification procedures (see V. below) and confirm receipt of securities in settlement of the transaction on settlement date (using the trade instruction/confirmation form attached) to SSB via telecopier by 3:30 p.m.
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The confirmation of receipt will be sent by BTCoS to the SSB telecopier number indicated on the trade instruction/confirmation form.

SSB will then forward a Fed Funds wire to Dealer for the purchase amount formatted as follows:

            Bankers Trust Company N.Y.C.
            Attn.:  Muni #88/DSK Cage #99 - 401 - 356
            F/B/O FUND NAME & SECURITIES DESC.

In the event that time guidelines can not be adhered to, instruction relay and confirmation will be handled on a "best efforts" basis.

IV. Sales

The basic procedures and time guidelines for settlement of sale transactions are as indicated above for purchases. When a Fund enters into a transaction with Dealer to sell a "TENR" position, the Fund will notify a SSB Administrator. The SSB Administrator will provide trade authorization information to BTCoS via telecopier, BTCoS will acknowledge and follow Verification procedures.

BTCoS will withdraw securities from the Fund inventory and deliver to Dealer with instructions to forward a Fed Funds wire to SSB (ABA #011000028) for the sale amount formatted as follows:

                  State Street Bank and Trust Company, Boston
                  Attn: Mutual Funds Services Division
                  F/B/O FUND NAME

BTCoS will confirm delivery of securities in settlement of the transaction on settlement date to SSB via telecopier.

V. Verification

BTCoS will compare all instructions to Dealer and advise SSB of any discrepancies. SSB will contact the Fund and report back to BTCoS on the discrepancies. Trades will not be settled until verified by all parties. All changes to the original instructions must be documented and authorized by SSB (using the trade instruction/confirmation form attached) and forwarded to BTCoS via telecopier. All trades which can not be settled on intended settlement date will be considered failed trades and followed for settlement on subsequent business days.

VI. Interest Payments

Interest will be wired in Fed Funds by BTCoS to SSB on the date that BTCoS received interest payment value. Payments will be
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formatted as follows:

            State Street Bank and Trust Company, Boston
            Attn: Mutual Funds Services Division
            F/B/O FUND NAME
            SEC DESC &/or CUSIP #

VII.  Stated Maturity Redemptions

BTCoS will present all securities for redemption at stated maturity date. Redemption proceeds will be wired in Fed Funds by BTCoS to SSB on the date that BTCoS receives redemption proceeds value. Payments will be formatted as follows:

            State Street Bank and Trust Company, Boston
            Attn: Mutual Fund Services Division
            F/B/O FUND NAME
            SEC DESC &/or CUSIP #

VIII. Reporting

BTCoS will mail a weekly statement of position and a monthly statement of position (as of the last business day of each month) to SSB at:

            State Street Bank and Trust Company
            1776 Heritage Drive
            Quincy, Massachusetts 02171
            Attn: Mutual Funds Services Administration

IX.  Applicability of Operating Procedures

These procedures will apply for all Funds approved for the subcustodial arrangement. The Funds as set forth on EXHIBIT #2 attached hereto will be covered by these procedures. As additional Funds are approved for the Subcustodial Arrangement, EXHIBIT #2 will be amended. Unless otherwise set forth in writing, these operating procedures shall apply as stated to all Funds listed on EXHIBIT #2.

The procedures set forth in this "working document" will be met on a "best effort" basis and shall remain in force until such time that the SUBCUSTODIAN AGREEMENT is terminated.

Agreed to & Accepted by:
State Street Bank and Trust Company
  As Custodian


By: /s/ [Illegible]                    Signature: /s/ [Illegible]
    -----------------------                       --------------------------
Title: Vice President                  Date: Aug. 20, 1986
       --------------------

Bankers Trust Company
  As Subcustodian


By: /s/ [Illegible]                    Signature: /s/ [Illegible]
    -----------------------                       --------------------------
Title: SVP                             Date: [Illegible], 1986
       --------------------
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STATE STREET BANK/BANKERS TRUST SUBCUSTODIAL ARRANGEMENT
"TENR" IMMOBILIZATION PROGRAM                  *************************
                                               *                       *
TRADE INSTRUCTION/CONFIRMATION FORM            *     BUY   or    SELL  *
                                               *                       *
========================================================================
TO: BTCo, 16 WALL ST-5TH FLOOR, NYC ATTN.: J. COUTURIER - DSK CAGE TELECOPIER # : (212) 619 - 3828
                                       [ ]  RECEIVE  {BUY}
WE AUTHORIZE BTCo AS SUBCUSTODIAN TO:       OR
                                       [ ]  DELIVER  {SELL}.

THE FOLLOWING SECURITIES FOR OUR ACCOUNT:

FUND NAME: ________________________  FUND NUMBER:_______________________

TRADE DATE: ___________________  SETTLEMENT DATE:     __________________

BROKER/CONTRAPARTY: BANKERS TRUST DEALER

CUSIP #: ________________    MATURITY DATE: ____________________________

SECURITY DESCRIPTION: __________________________________________________
[issuer, proj., series, rate, dtd. date]
________________________________________________________________________

________________________________________________________________________

PAR VALUE: _____________________   x UNIT PRICE: _______________________

ACCRUED INTEREST: ______________   NET AMOUNT: _________________________

ACCOUNT CONTROLLER: ____________________________________________________

STATE STREET BANK AUTHORIZATION: _______________________________________

STATE STREET BANK AUTHORIZATION: _______________________________________
========================================================================
PLEASE INFORM STATE STREET BANK OF ANY DISCREPANCIES BY 2:00 P.M.
------------------------------------------------------------------------
DISCREPANCY RESOLUTION/CHANGES: ________________________________________

________________________________________________________________________

STATE STREET BANK AUTHORIZATION:________________________________________
========================================================================
TO:SSB, 1776 HERITAGE DRIVE, QUINCY, MASS.,ATTN: MUTUAL FUNDS SERVICE ADMIN TELECOPIER NUMBER : (617) ___ ___ ___ - ___ ___ ___ PRIMARY
TELECOPIER NUMBER : (617) ___ ___ ___ - ___ ___ ___  BACKUP ONLY

WE CONFIRM TO SSB AS CUSTODIAN THAT ABOVE REFERENCE SECURITIES WERE:

[ ]  RECEIVED (BUY).  PLEASE WIRE FED FUNDS IN THE NET AMOUNT,
      OR
[ ]  DELIVERED (SELL). PLEASE FOLLOW FOR FED FUNDS IN THE NET AMOUNT

BTCo. REPRESENTATIVE: _________________________ BTCo REF #: _____________

DATE:    ___________
========================================================================
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                      BANKERS TRUST SUBCUSTODIAN AGREEMENT
                                   EXHIBIT #2
                             TO OPERATING PROCEDURES
                              DATED August 21, 1986
                                 APPROVED FUNDS

THE AUTHORIZED FUNDS PURSUANT TO SECTION IX. OF THE OPERATING PROCEDURES ARE:

      Name of Fund                              Fund Number
      ------------                              -----------

Scudder Fund, Inc.
   Scudder Managed Tax-Free Fund                   4506
Scudder Institutional Fund, Inc.
   Scudder Institutional Tax-Free Portfolio        4510